Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074

TEL FAX	804 • 788 • 8200 804 • 788 • 8218

File No: 68748.000002

May 17, 2007

Board of Directors

FBR Capital Markets Corporation

1001 Nineteenth Street North

Arlington, Virginia 22209

FBR Capital Markets Corporation Registration Statement on Form S-1

13,915,000 Shares of Common Stock

Gentlemen:

We have acted as special counsel to FBR Capital Markets Corporation, a Virginia corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-1 (Registration No. 333-141987), as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale by FBR TRS Holdings, Inc. and the other selling shareholders named in the Registration Statement (collectively, the “Selling Shareholders”) of up to an aggregate of 13,915,000 shares (the “Shares”) of Common Stock, par value $0.001 per share, of the Company (including up to 1,815,000 shares of Common Stock that may be sold by FBR TRS Holdings, Inc. to cover over-allotments, if any).

In connection with the foregoing, we have examined the following:

(a)	the Registration Statement;

(b)	the Amended and Restated Articles of Incorporation of the Company, as certified by State Corporation Commission of the Commonwealth of Virginia on May 9, 2007 and the Secretary of the Company on the date hereof;

(c)	the Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof;

(d)	Resolutions adopted by the Board of Directors of the Company on June 9, 2006, June 21, 2006, July 14, 2006, July 18, 2006, April 5, 2007 and April 23, 2007,

Board of Directors

FBR Capital Markets Corporation

May 17, 2007

authorizing, among other things, the registration of the Shares, as certified by the Secretary of the Company;

(e)	a certificate of good standing issued by the State Corporation Commission of the Commonwealth of Virginia on May 9, 2007; and

(f)	a certificate executed by the Secretary of the Company on the date hereof.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1.        The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.        The issuance of the Shares was duly authorized and the Shares are validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances

Board of Directors

FBR Capital Markets Corporation

May 17, 2007

that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/  Hunton & Williams LLP